MAXXAM INC.
                    1994 OMNIBUS EMPLOYEE INCENTIVE PLAN

                           STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, dated _______________________ (the "Agreement"), is between MAXXAM INC., a Delaware corporation (the
"Company"), and ___________________, an officer, or employee of the Company or one of its subsidiaries (the "Grantee").

     The Compensation Committee of the Company's Board of Directors has determined, and the Board of Directors has concurred, that the Grantee is one of the key personnel of the Company or one of its subsidiaries, and that the objectives of the Company's 1994 Omnibus Employee Incentive Plan (the "Plan") will be furthered by granting to the Grantee a stock option pursuant to the Plan.

     In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee agree as follows:

     Section 1.  Stock Option Grant

     1.1 The Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase __________ shares of the Company's common stock, $.50 par value (the "Common Stock").

     1.2 The option price per share of Common Stock covered by the Option granted hereby is $____________ per share.

     Section 2.  Exercisability

     2.1 No portion of the Option shall be exercisable prior to the _________ anniversary of the date of this Agreement.

     2.2 In accordance with Section 7.4 of the Plan, the Option shall become exercisable with respect to _____% of the shares of Common Stock initially subject thereto on the ________ anniversary of the date of this Agreement, and with respect to an additional _______% of such shares on each of the ___________, __________, __________ and _____________
anniversaries of the date of this Agreement, on a cumulative basis, so that all of the shares of Common Stock covered by the Option shall become exercisable in full on such ______________ anniversary.

     2.3 The Option may be partially exercised from time to time within the percentage limitations on exercisability set forth in Section 2.2 above.

     2.4 The Option shall expire and cease to be exercisable _______ years after the date of this Agreement, or on such earlier date as may be provided for herein or in accordance with the terms of the Plan.

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     Section 3.  Method of Exercise

     3.1 The Option may be exercised only by the giving of written notice to the Company, which notice shall state the election to exercise the Option and the number of whole shares of Common Stock with respect to which the Option is being exercised. Such notice must be accompanied by payment of the full purchase price for the number of shares purchased. Such payment shall be made: (A) by certified or official bank check (or the equivalent thereof acceptable by the Company) for the full Option exercise price; or
(B) with the consent of the Committee, by delivery of shares of Common Stock acquired at least six months prior to the Option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the Option exercise price and a certified or official bank check (or the equivalent thereof acceptable by the Company) for any remaining portion of the full Option exercise price; or (C) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe. Shares of Common Stock owned through employee benefit plans of the Company may be used to make purchase payments if no adverse tax consequences to either the Company or such plans would result.

     3.2 The Company shall cause to be issued and delivered to the Grantee a certificate(s) representing the number of shares of Common Stock due to the Grantee upon exercise of any portion of the Option as soon as practicable following exercise.

     Section 4.     Notices

     Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Secretary of the Company, at 5847 San Felipe, Suite 2600, Houston, Texas 77057, or at such other address as the Company may hereafter designate to the Grantee by notice as provided herein. Any notice to be given to the Grantee hereunder shall be addressed to the Grantee at the address set forth beneath his signature hereto, or at such other address as the Grantee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or mailed by registered mail or certified mail to the party entitled to receive the same.

     Section 5.  Plan Incorporated

     The rights and privileges of the Option granted hereby shall be subject to all the terms and provisions of the Plan, which are incorporated herein by reference and made a part hereof, including, without limitation, the provisions of Plan Section 7.7 (relating to the exercisability of the Option following termination of employment) and Plan Section 5.4 (generally relating to adjustments to the number of shares of Common Stock covered by the Option and to the option price per share, upon certain changes in capitalization). Any term defined in the Plan shall have the same meaning in this Agreement. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

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     Section 6.  Duplicate Originals

     This Stock Option Agreement is being executed in duplicate originals so that each party may retain a signed original. Both original documents constitute a singular agreement.

     Section 7.  Successors and Assigns

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Plan Section 18.1, the heirs and personal representatives of the Grantee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ATTEST:                            MAXXAM INC.:



____________________               By____________________



                                   GRANTEE:____________________